EXHIBIT 16

April 22, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by Limited Brands, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K/A report dated February 26, 2003. We agree with the statements concerning our Firm in such Form 8-K/A except that we have no basis to agree or disagree with the comments made in the first paragraph thereof.

Very truly yours,

/s/ PricewaterhouseCoopers LLP